Exhibit 10.8

Directors Deferred Compensation Agreement

Third Amendment

In reference to the Directors Deferred Compensation Plan Notice of Election between Redding Bank of Commerce (“Bank”) and all participating Directors of the Company, is hereby amended as follows:

Manner of distribution:

                    Monthly installments of not less than $200 for             months, for a period not to exceed fifteen (15) years, or such lesser period as minimum monthly installments of $200 each, except for the final installment, may be required to complete distribution of all sums payable.

                    Lump sum distribution

This amendment shall become effective September 16, 2003.

Executive Compensation Committee Redding Bancorp Redding Bank of Commerce

By:	/s/ Robert C. Anderson

Robert C. Anderson, Chairman

Directors Deferred Compensation Agreement

Second Amendment

In reference to Section 7 of the Deferred Compensation Agreement between Redding Bank of Commerce (“Bank”) and all participating Directors of the Company, Section 7 is hereby amended as follows:

“ Interest compensation deferred hereunder shall be credited on a monthly basis and compounded at a fixed rate of ten percent (10%)”.

This amendment shall become effective July 1, 2001.

Executive Compensation Committee Redding Bancorp Redding Bank of Commerce

By:	/s/ Robert C. Anderson

Robert C. Anderson, Chairman

DIRECTORS DEFERRED COMPENSATION AGREEMENT

THIS DIRECTOR DEFERRED COMPENSATION AGREEMENT (the “Agreement”) was made and entered into effective January 1, 1993 and amended effective January 1, 2007, by and between REDDING BANK OF COMMERCE, a California Corporation (the “Bank”), and Terry Street (the “Director”).

ARTICLE 1

Definitions

In consideration of the mutual promises, covenants, and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.1 “Code” means the Internal Revenue Code of 1986, as from time to time amended.

1.2 “Effective Date” means January 1, 1993.

1.3 “Director Beneficiary” means the beneficiary designated by the Director pursuant to Article 4.1.

1.4 “Termination of Service” means that the Director ceases to be a director of the Bank, and actually separates from service to the Bank, for any reason, voluntary or involuntary.

ARTICLE 2

Deferral

2.1 Election to Defer. Prior to December 31, each Director shall have the right to elect to defer the payment of all or any part of the compensation to which such Director would otherwise be entitled from the Bank for the following year. For the year 2007, each Director’s deferral election under the deferred compensation plan in effect before this amendment shall be the amount of the 2007 deferral, but any amount deferred after January 1, 2007 will be subject to the terms of this Agreement. In the case of a newly elected Director, such election must be made within 30 days of being elected to be a Director. The Director may make a new election each year, but if no election is received for any year, the amount of compensation deferred shall be in the same percentage as the last effective election to defer.

2.2 Notice of Election. Any deferrals by the Director shall be made by submitting a notice of election in the form attached to this Agreement as Exhibit A and incorporated herein by this reference.

2.3 Deferral Account. The Bank shall keep an account evidencing all the Director’s deferred compensation and any interest that accrues on that deferred compensation pursuant to this Agreement (the “Deferral Account”). The Deferral Account shall accrue interest at the rate of ten percent (10%) per annum. The Deferral Account shall be maintained separately from other Bank assets only on the books and records of the Bank and shall be subject to the claims of general creditors of the Bank.

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DIRECTORS DEFERRED COMPENSATION AGREEMENT

ARTICLE 3

Benefits

3.1 Benefit. On Termination of Service, the Bank shall pay the Director the full amount of the Deferral Account.

3.2 Form of Payment. Any amounts elected to be deferred prior to January 1, 2007 shall be paid to the Director in the form provided under the Agreement as then effective. For all amounts deferred after January 1, 2007, the Director shall choose the method of distribution by an election in the form attached hereto as Exhibit B.

ARTICLE 4

Beneficiaries

4.1 Beneficiary Designations. The Director shall designate a Director Beneficiary by filing a written beneficiary designation, in the form attached hereto as Exhibit C, with the Bank. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and received by the Bank during the Director’s lifetime. If the Director is married and selects a Director Beneficiary other than his or her spouse, the Director’s spouse must also sign the beneficiary election. The Director Beneficiary designation shall be deemed automatically revoked if the Director Beneficiary predeceases the Director, or if the Director names a spouse as Director Beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid Director Beneficiary, all payments which would have been paid to Director Beneficiary shall be made to the Director’s estate.

4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank, in its discretion, may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person.

The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

ARTICLE 5

Claims and Review Procedures

5.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim under this Agreement (the “Claimant”) in writing, within ninety (90) days of Claimant’s written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, (4) an explanation of this Agreement’s claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed, and (5) a time within which review must be requested. If the Bank determines

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DIRECTORS DEFERRED COMPENSATION AGREEMENT

that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) days.

5.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits.

Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the sixty (60) day period, stating the basis of its decision, written in a manner calculated to be understood by the Claimant and referencing the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

ARTICLE 6

General Terms

6.1 Purpose. The Plan is intended to constitute an unfunded arrangement maintained by the Bank primarily for the purpose of providing a deferred compensation plan for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

6.2 Amendments and Termination. This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Director. Notwithstanding the preceding, the Bank may amend or terminate this Agreement at any time upon notice to the Director if, pursuant to legislative, judicial or regulatory action, continuation of this Agreement without such amendment would: (1) cause benefits to be taxable to the Director prior to actual receipt; or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank (other than the financial impact of paying any provided benefits).

6.3 Binding Effect. This Agreement shall bind the Director and the Bank, and their beneficiaries, survivors, executors, successors, administrative and transferees.

6.4 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Director the right to remain an employee of the Bank, nor does it limit or restrict the Bank’s right to discharge the Director. It also does not require the Director to remain an employee nor does it limit or restrict the Director’s right to terminate employment at any time.

6.5 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

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DIRECTORS DEFERRED COMPENSATION AGREEMENT

6.6 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement or unless any such activity would constitute a Change of Control. Upon the occurrence of such event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor company.

6.7 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

6.8 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of California, except to the extent preempted by the laws of the United States of America.

6.9 Interpretation of Plan. To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the state of California (other than its choice of law rules) as in effect from time to time. Notwithstanding any provision to the contrary, this Plan shall be interpreted and construed to comply with Section 409A and the applicable provisions of ERISA.

6.10 Unfunded Arrangement. The Director and the Director Beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director’s life is a general asset of the Bank to which the Director and Director Beneficiary have no preferred or secured claim.

6.11 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

6.12 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

6.12.1 Establishing and revising the method of accounting for the Agreement;

6.12.2 Maintaining a record of benefit payments; and

6.12.3 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

6.13 Named Fiduciary. The Bank shall be the named fiduciary and Plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

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6.14 Attorney’s Fees and Costs. If any action at law or in equity, including arbitration, is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and expert witness fees, in addition to any other relief to which that party may be entitled.

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IN WITNESS WHEREOF, the Director and the Bank have signed this Agreement.

DIRECTOR	BANK OF COMMERCE HOLDINGS

By	By	/s/ Patrick J. Moty
PATRICK J. MOTY, President

	By	/s/ David H. Scott
DAVID H. SCOTT, Secretary

REDDING BANK OF COMMERCE

	By	/s/ Patrick J. Moty
PATRICK J. MOTY, President

	By	/s/ David H. Scott
DAVID H. SCOTT, Secretary

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DIRECTORS DEFERRED COMPENSATION AGREEMENT

EXHIBIT A

DEFERRAL ELECTION

I,                                          , hereby elect to defer                 % of my compensation for the tax year 2012.

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DIRECTORS DEFERRED COMPENSATION AGREEMENT

EXHIBIT B

FORM of PAYMENT

of BENEFIT

I,                                      hereby elect to receive any Benefit, as described in Section 2.2 of the January 1, 2008 Deferred Compensation Agreement, in the following form:

☐	A lump sum payment to be made 30 days after Termination of Service, as provided in Section 2.2

☐	In one hundred and eighty (180) equal monthly installments, to begin sixty (60) days after Termination of Service, unless I become a “specified employee,” as defined in Section 409A of the Code, then such installments shall begin six (6) months after Termination of Service

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DIRECTORS DEFERRED COMPENSATION AGREEMENT

EXHIBIT C

BENEFICIARY DESIGNATION

I,                                                 , designate the following as beneficiary of any benefits under this Agreement:

Primary:

Contingent:

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the named beneficiary predeceases me, or, if I have named by spouse as beneficiary and our marriage is subsequently dissolved.

Signature:

Date:

Consent of Spouse (if primary beneficiary is other than Director’s spouse)

Signature:

Date:

Received this                                                   day of                  2007.

By:

Title:

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Prepared 02/26/2009

© 2009 Clark Consulting

This document is provided to assist your legal counsel in documenting your specific arrangement. The laws of the various states may differ considerably, and this specimen is for general information only. It is not a form to be signed, nor is it to be construed as legal advice. Failure to accurately document your arrangement could result in significant losses, whether from claims of those participating in the arrangement, from the heirs and beneficiaries of participants, or from regulatory agencies such as the Internal Revenue Service, the Department of Labor, or bank examiners. License is hereby granted to your legal counsel to use these materials in documenting solely your arrangement.

In general, if your bank is subject to SEC regulation, implementation of this or any other executive or director compensation program may trigger rules requiring certain disclosures on Form 8-K within four days of implementing the program. Consult with your SEC attorney, if applicable, to determine your responsibilities under the disclosure rules.

IMPORTANT NOTICE ON CODE SECTION 409A COMPLIANCE

It is critical that you consult with your legal and tax advisors to determine the impact of Internal Revenue Code Section 409A to your particular situation. On April 10, 2007 the Treasury Department issued final regulations implementing the requirements of Section 409A which apply to nonqualified deferred compensation arrangements. Documentary compliance with Code Section 409A is required by December 31, 2008.

REDDING BANK OF COMMERCE

Directors Deferred Compensation Agreement

AMENDMENT

TO THE

REDDING BANK OF COMMERCE

DIRECTORS DEFERRED COMPENSATION AGREEMENT

DATED APRIL 1, 2009

FOR

THIS SECOND AMENDMENT is adopted this 1ST day of April , 2009, by and between REDDING BANK OF COMMERCE, a state-chartered commercial bank located in Redding, California (the “Bank”), and                     (the “Director”).

The Bank and the Director executed the Directors Deferred Compensation Agreement effective as January 1, 2007 (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose of (1) changing the interest rate, (2) limiting deferrals in this Agreement to Five Hundred Thousand Dollars ($500,000) and (3) adding an Unforeseeable Emergency provision. Therefore, the following changes shall be made:

The following Section 1.5 shall be added to the Agreement immediately following Section 1.4:

1.5	“Unforeseeable Emergency” means a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director’s spouse, the Director Beneficiary, or the Director’s dependent (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) or (d)(1)(B) thereof), loss of the Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director.

Section 2.1 of the Agreement shall be deleted in its entirety and replaced by the following:

2.1	Election to Defer. Prior to December 31, each Director shall have the right to elect to defer the payment of all or any part of the compensation to which such Director would otherwise be entitled from the Bank for the following year. The total amount of deferrals permitted to the Director under the Agreement shall not exceed Five Hundred Thousand Dollars ($500,000) in deferred compensation plus interest accruals. Interest will continue to accrue over the life of the account. For the year 2009, each Director’s deferral election under the deferred compensation plan in effect before this amendment shall be the amount of the 2008 deferral, but any amount deferred after April 1, 2009 will be subject to the terms of this Agreement. In the case of a newly elected Director, such election must be made within thirty (30) days of being elected to be a Director. The Director may make a new election each year, but if no election is received for any year, the amount of compensation deferred shall be in the same percentage as the last effective election to defer.

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REDDING BANK OF COMMERCE

Directors Deferred Compensation Agreement

Section 2.3 of the Agreement shall be deleted in its entirety and replaced by the following:

2.3	Deferral Account. The Bank shall keep an account evidencing the Director’s deferred compensation and any interest that accrues on the deferred compensation pursuant to this Agreement (the “Deferral Account”). Prior to Termination of Service, the Deferral Account shall accrue interest at the Wall Street Journal prime rate on the first business day of January and July plus three percent (3%) per annum. Notwithstanding the foregoing sentence, the Bank may prospectively change the rate at which interest shall accrue hereunder by giving notice of such change to the Director. Immediately prior to Termination of Service, the Director may elect, by written notice to the Bank, to fix the interest rate hereunder at ten percent (10%) per annum. If no such election is made, the interest rate shall continue at the rate set by the Bank as provided above. The Deferral Account shall be maintained separately from other Bank assets only on the books and records of the Bank and shall be subject to the claims of general creditors of the Bank.

Section 3.3 of the Agreement shall be added to the Agreement immediately following Section 3.2:

3.3	Unforeseeable Emergency Distribution. If an Unforeseeable Emergency occurs, the Director may petition the board of directors to receive a distribution from the Agreement. The board of directors in its sole discretion may grant such petition. If granted, the Director shall receive, within sixty (60) days, a distribution from the Agreement only to the extent deemed necessary by the board of directors to remedy the Unforeseeable Emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution. In any event, the maximum amount which may be paid out pursuant to this Section 3.3 is the Deferral Account balance as of the day that the Director petitioned the board of directors to receive an Unforeseeable Emergency Distribution under this Section.

IN WITNESS OF THE ABOVE, the Bank and the Director hereby consent to this Amendment.

Director:	REDDING BANK OF COMMERCE

	By	/s/ Patrick J. Moty
	Title	President & CEO

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